SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2006
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
400 East Anderson Lane
Austin, Texas 78752
(Address of principal executive offices) (Zip Code)
(512) 837-7100
Registrant’s telephone number, including area code
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On December 8, 2006, Citizens, Inc. (“Citizens”) entered into the First Amendment (the “Amendment”) to its First Amended and Restated Loan Agreement (the “Agreement”) with Regions Bank, an unaffiliated Alabama banking association. The Amendment, effective November 30, 2006, extended the maturity date of the Agreement to November 29, 2007. The Agreement amended, renewed and restated in its entirety the prior Loan Agreement entered into by Citizens, Inc. and Regions Bank on March 22, 2004. Under the Agreement, as amended by the Amendment, Citizens is authorized to borrow up to $75 million on a revolving line of credit basis. Citizens does not have any near term plans to draw upon the line of credit. A summary of the key provisions of the line of credit is as follows:
•	Use of Proceeds — Citizens will use the proceeds for acquisitions and the formation of new subsidiaries.

•	Interest Rate — Equal to the lesser of (a) a rate of interest per annum equal to the 30-day LIBOR Rate, which was 5.35% as of December 4, 2006, plus 1.80% payable on June 5 and December 5 for the term of the Agreement and (b) the Highest Lawful Rate, which is the maximum rate of interest, under applicable law, any bank is then permitted to charge on the obligations. The Highest Lawful Rate is the lesser of the weekly ceiling under Texas law and if the amount outstanding under the Agreement is less than $250,000, 24% and if the amount outstanding is greater than $250,000, then 28%.

•	Maturity Date — November 29, 2007, although Citizens has the right to terminate the line of credit at any time. Upon termination, all amounts outstanding under the line would need to be paid unless as otherwise mutually agreed, which could include extending the line.

•	Collateral — all shares of capital stock of any subsidiary acquired by the Company using proceeds under the line, or if the Company’s primary insurance subsidiary, CICA Insurance Company of America (“CICA”), is the acquiring entity and uses proceeds from the line, then CICA will be required to execute a subordinated debenture payable to the Company, and the proceeds of such debenture will be collateral; and any and all interest, dividends and distributions with respect to, and any and all proceeds arising from the collection of, or from the collection of, the collateral listed above.

•	Covenants — Until payment in full of any borrowings and termination of the line of credit, the Company and CICA have agreed, among other things, to:
(a)	not incur debt or liability other than (i) existing debt, (ii) debt incurred in the ordinary course of business, (iii) liabilities under insurance policies and reinsurance agreements, or (iv) debt or liability in connection with the purchase of equipment exceeding $3,000,000 or with respect to capital leases exceeding $3,000,000 during any fiscal year, subject to an aggregate limit of $5,000,000 during any fiscal year. Capital expenditures are also limited to $3,000,000 during any fiscal year, subject also to the $5,000,000 aggregate limitation noted in the preceding sentence;

(b)	generally not permit any liens or security interests on its assets or pledge any of its assets other than certain permitted liens in the ordinary course of business, those imposed by law or those created in connection with the incurrence of the types of debt or liability permitted in connection with the purchase of equipment

or capital leases discussed above;

(c)	declare any cash dividends without the consent of the bank;

(d)	without the consent of the bank, liquidate, merge, or consolidate with another entity unless Citizens is the surviving entity, or sell or transfer all, or substantially all, of its assets to another entity;

(e)	maintain certain debt ratios within specified parameters;

(f)	engage in a substantially different line of business than presently conducted; and

(g)	not issue or sell shares of its capital stock or rights, options or warrants to purchase capital stock without consent of the bank, except that Citizens may issue or sell its capital stock without bank consent in connection with stock dividends and existing options and warrants. In addition, as long as Citizens in not in default on the line of credit, it may also issue or sell capital stock without bank consent (i) as consideration for an acquisition, (ii) as part of a public offering, or (iii) in connection with the issuance or sale of shares of preferred stock.
The July 12, 2004 Securities Purchase Agreement by and between the Company and four institutional purchasers of the Series A-1 Preferred Stock provides that the Company may not incur debt in excess of $30,000,000 without the prior approval of such purchasers and their assigns.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
None.

SIGNATURE
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.
By:	/s/ Mark A. Oliver
Mark A. Oliver, President

Date: December 8, 2006